Exhibit 10.2

Park ‘N Fly Service Corporation

REFERRAL SOURCE AGREEMENT

Park ‘N Fly Service Corporation (Park ‘N Fly) operates an Online Booking Engine that allows travelers to make airport parking reservations (the “Booking Engine” or “RESX”). Park ‘N Fly will provide TRX (“Company”) content for TRX to use in its Booking Engine to allow TRX customers to reserve their parking through TRX’s self-service corporate travel booking application known as RESX.

1.	The Company agrees to promote and communicate the benefits of the Online Booking Engine to all of its customers in a manner and to the extent that Company, in its sole discretion, deems appropriate. Park ‘N Fly agrees to provide airport parking reservations to all customers of the Company received and accepted through the Booking Engine.

2.	Compensation: Park ‘N Fly agrees to pay to the Company an amount equal to * for *. Park ‘N Fly shall pay Company quarterly within thirty (30) days after the end of each calendar quarter for each * during the immediately preceding quarter. Should the amount due be less than *, any payment due will be added to the next quarterly payment. Park ‘N Fly shall make all payments to the following address/account:

TRX, Inc.

Attn: Accounts Payable

2970 Clairmont Road NE, Ste. 300

Atlanta, GA 30329

(404) 929-6100

3.	Confidentiality and Propriety Rights. Each party expressly undertakes to retain in confidence and to require its agents and contractors to retain in confidence all information and know-how transmitted to such party that the disclosing party has identified as being proprietary and/or confidential or which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential. Without limiting the foregoing, all terms and conditions of this Agreement will be considered confidential and will not be disclosed (except to either party’s attorneys and accountants on a need-to-know basis) without the prior written consent of the other party. The obligations set forth in this Section will not apply to any information that (a) is already known to the recipient at the time of disclosure by the other party, (b) is independently developed by the recipient without use of the other party’s confidential information, (c) is obtained by the recipient from a third party who is legally entitled to disclose the same to recipient without restriction on its use or further disclosure, and (d) is required to be disclosed by court order or legal process.

4.	Warranties. Each party warrants that: (a) it and its employees and agents will comply with all local, state and federal laws, ordinances, regulations and orders in the performance of its obligations under this Agreement; and (b) any deliverables, including any content as referenced in Section 1 above, that it delivers to the other party will not infringe or misappropriate any intellectual property right of any third party.

* CONFIDENTIAL TREATMENT REQUESTED

5.	Limitation of Liability. EXCEPT FOR A PARTY’S BREACH OF SECTION 3 (CONFIDENTIALITY) OR INDEMNIFIED CLAIMS UNDER SECTION 6 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OR ANY NATURE ARISING OUT OF OR RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.	Indemnification. Each party (the “Indemnifying Party”) will defend, hold harmless, and indemnify the other party and/or its subsidiaries and affiliates and their respective directors, officers, employees, agents, and assigns (“Indemnified Parties”), from and against and all claims, damages, losses, suits, actions, demands, proceedings, expenses, and/or liabilities of any kind, (including but not limited to reasonable attorneys’ fees incurred and/or those necessary to successfully establish the right to indemnification) threatened, asserted or filed by a third party (collectively, “Claims”) against any Indemnified Party, to the extent that such Claims arise out of or relate to any breach or alleged breach of any warranty or covenant made by the Indemnifying Party in this Agreement.

The Indemnified Party will provide the Indemnifying Party reasonably prompt written notice of any such Claims and provide the Indemnifying Party with reasonable information and assistance, at the Indemnifying Party’s expense, to help the Indemnifying Party to defend such Claims. The Indemnifying Party will not have any right, without the Indemnified Party’s written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suite or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the party of the Indemnified Party or its affiliates or otherwise requires the Indemnified Party or its affiliates to take or refrain from taking any material action (such as the payment of fees).

7.	Termination. Either party may terminate this Agreement, with or without cause, upon sixty (60) days written notice.

In consideration of the mutual promises contained herein, the parties have caused their duly authorized signatories to execute this Agreement, which shall be effective as of the date of last signature below.

PARK ‘N FLY, INC.		TRX, INC.

BY:	/s/ Jeff Hawkins	BY:	/s/ David D. Cathcart
NAME:	JEFF HAWKINS	NAME:	David D. Cathcart
TITLE:	DIRECTOR – STRATEGIC ALLIANCES	TITLE:	CFO
DATE:	9-1-11	DATE:	6 September 2011